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                                                                    Exhibit 10.9


                   Supplemental Retirement Income Agreement
                   ----------------------------------------

     This Supplemental Retirement Income Agreement ("Agreement") by and between Red Lion, a California Limited Partnership (the "Company"), and David J. Johnson ("Executive") is entered into by the Company and Executive effective as of the consummation of the offering to the public of the Common Stock (the "Offering") of Red Lion Hotels, Inc..

     The Company is owned by RLA-GP, Inc., a Delaware corporation, RLAC Corp., a Delaware corporation, KKR Associates, a Delaware limited partnership ("KKR Delaware"), and Tod E. McClaskey.

     Executive is the Company's chief executive officer and has been employed by the Company since September, 1991.

     The Company is entering into this Agreement in order to provide Executive with supplemental retirement income in consideration of the valuable service he has provided to the Company.

     It is hereby agreed that:

     1.  Certain Definitions.
         -------------------

     The following terms shall have the following meanings for all purposes of this Agreement:

     (a) "Accelerated Payment Date" -- the first to occur of (i) the Asset Disposition Date, (ii) the fifth anniversary of the date of this Agreement or
(iii) 30 days after the date of Executive's death.

     (b) "Asset Disposition Date" -- the first date upon which the Company shall have sold, distributed or otherwise disposed of its interest in all or substantially all of its assets, other than in connection with the contribution of substantially all of its assets and business to Red Lion Hotels, Inc. and not taking into account the Company's interest in any stock or other debt or equity security of Red Lion Hotels, Inc.

     (c) "Executive's Beneficiary" -- the person or persons identified by Executive in the last written instrument making such an identification that Executive may have delivered to the Company or, in the absence of any such written instrument, Executive's estate.

     (d) "Lump Sum Value of the Benefit" -- the present value of the Supplemental Retirement Benefit determined as of the date upon which Executive would attain fifty-five years of age, assuming 6% interest, compounded annually.

     (e) "Red Lion Hotels, Inc."  -- Red Lion Hotels, Inc., a Delaware
Corporation.
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     (f) "Supplemental Retirement Benefit" -- an annual retirement benefit of
$166,091 payable to Executive and Executive's Beneficiary as provided in this Agreement for twenty-two (22) years, without additional interest.

     2.  Supplemental Retirement Benefit.
         -------------------------------

         The Company hereby agrees to pay Executive the Supplemental Retirement Benefit, commencing on the date upon which Executive would attain fifty-five
(55) years of age. In the event of Executive's death before he has received full payment of the Supplemental Retirement Benefit, the remaining payments with respect to the Supplemental Retirement Benefit shall be made to Executive's Beneficiary.

     3.  Accrual and Vesting of Supplemental Retirement Benefit.
         ------------------------------------------------------

         Executive's interest in the Supplemental Retirement Benefit is fully accrued and vested as of the date of this Agreement and shall not be subject to forfeiture in any event.

     4.  Normal Form of Supplemental Retirement Benefit.
         ----------------------------------------------

         Unless Executive elects otherwise pursuant to Section 5 of this Agreement, the Supplemental Retirement Benefit shall be paid to Executive or Executive's Beneficiary in twenty-two equal annual installments, commencing on the date upon which Executive would attain fifty-five (55) years of age.

     5.  Executive's Elections.
         ---------------------

         (a) Within ninety (90) days after the date of this Agreement, Executive may elect, in writing, to be paid the Lump Sum Value of the Benefit, in a lump sum payment and without actuarial reduction, upon the Accelerated Payment Date.

         (b) At any time after the date of this Agreement, in addition to the election which Executive may make under Section 5(a) of this Agreement, Executive may elect one time, in writing, to either revoke any election he has made under Section 5(a) or to elect to be paid the Lump Sum Value of the Benefit in a lump sum or in monthly, quarterly or annual installments over such period of years as Executive may elect, commencing on any date after the Accelerated Payment Date; provided, however, that any such election shall be made at least 90 days before the date upon which the payment of the Lump Sum Value of the Benefit or the Supplemental Retirement Benefit, as the case may be, would otherwise commence. If Executive elects to defer the commencement of the receipt of the Lump Sum Value of the Benefit or the Supplemental Retirement Benefit, as the case may be, to a date after the Accelerated Payment Date, the Company shall credit interest on the unpaid amount of the Lump Sum Value of the Benefit at the rate which Credit Lyonnais, New York Branch, establishes from time to time as its reference rate for short term commercial loans in U.S. dollars, as such rate may change from time to time, plus 1%, compounded annually, from and after the Accelerated Payment Date.

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     6.  Assumption by Red Lion, Inc.
         ----------------------------

         The Company and Executive contemplate that the Company will assign this Agreement to Red Lion, Inc. in connection with the formation of that corporation and that Red Lion, Inc. will assume all of the Company's obligations under this Agreement as of the date of such assignment. The Company and Executive agree that upon any such assignment and assumption of this Agreement, the Company shall have no further responsibilities or obligations under this Agreement.

     7.  General Provisions.
         ------------------

         (a) The Company's obligations under this Agreement shall be unfunded and unsecured, and nothing contained herein shall be construed to provide for assets to be held in trust or escrow or any other form of segregation of the Company's assets for the benefit of Executive, Executive's Beneficiary, or any other person. To the extent that Executive (or Executive's Beneficiary) or any other person have or acquires a right to receive benefits under this Agreement, such rights shall be no greater than the right of an unsecured general creditor of the Company.

         (b) To the maximum extent permitted by law, no benefit or right to a benefit of Executive or Executive's Beneficiary shall be subject to the debts, contracts or engagements of Executive or Executive's Beneficiary, or shall be taken in execution by levy, attachment or garnishment, nor shall Executive or Executive's Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any benefit or right to benefit hereunder.

         (c) The Company shall have the right from time to time and at any time to assign any of its rights or obligations hereunder to any person under reasonable terms and circumstances, which will not prejudice Executive's rights or reasonable expectations hereunder.

         (d) This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties hereto.

         (e) Notwithstanding any contrary provision contained in this Agreement, any payments to which Executive or Executive's Beneficiary may become entitled hereunder shall be subject to the then applicable federal, state and local income tax withholding obligations of the Company or any successor in interest.

         (f) No general partner (including the Managing General Partner of the Company and any successor general partner) and no limited partner of the Company shall have any personal liability for the performance of any of the Company's obligations hereunder or with respect to any act or omission to act of the Managing General Partner in connection with this Agreement. Any liability or obligation of the Company arising hereunder shall be limited to and satisfied only out of the assets of the Company.

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         (g)  The terms of this Agreement may be amended, modified, supplemented, or otherwise altered only by an agreement, in writing, executed by the Company and Executive.

         (h) This Agreement shall be governed by the laws of the State of California.

     IN WITNESS WHEREOF, the parties have executed this Agreement on July 26, 1995.

                         RED LION, A CALIFORNIA LIMITED PARTNERSHIP

                         By:  RLA-GP, INC., a Delaware corporation
                              Its:  General Partner


                              /s/ Beth A. Ugoretz
                              -------------------
                              Beth A. Ugoretz
                              Vice President


 /s/ David J. Johnson
 ---------------------
 David J. Johnson

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